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                                                                    EXHIBIT 99.3

                  CONSENT OF THE CHARLES T. MEEKS COMPANY, INC.

     We hereby consent to the use of our name and to the description of our opinion letter, dated February 28, 2001, under the caption "Opinion of Lone Star's Financial Advisor" in, and to the inclusion of such opinion letter as Appendix C, to the Proxy Statement/Prospectus of Lone Star Bancorporation, Inc. and Sterling Bancshares, Inc., which Proxy Statement/Prospectus is part of Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-64576) of Sterling Bancshares, Inc. covering common stock of Sterling Bancshares, Inc. to be issued in connection with the proposed business combination involving Sterling Bancshares, Inc. and Lone Star Bancorporation, Inc. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                       /s/ CHARLES T. MEEKS
                                       ----------------------------------
                                       THE CHARLES T. MEEKS COMPANY, INC.

Austin, Texas
July 19, 2001